 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 24, 2021

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices) (Zip Code)

(401) 847-3327
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
The Nasdaq Stock Market LLC
Common Stock, par value $0.01 per share	KVHI	(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2020, KVH Industries, Inc. ( the “Company”) applied for and accepted a $6.9 million loan (the “Loan”) from Bank of America, N.A. (the “Lender”) on May 3, 2020 under the Paycheck Protection Program, which was established under the Coronavirus Aid, Relief, and Economic Security Act (the “Act”) and is administered by the U.S. Small Business Administration (the “SBA”).

Pursuant to the terms of the Act, the Company applied for forgiveness, in full, of the Loan. On September 24, 2021, the Company received notification from the Lender that, on September 19, 2021, the SBA had determined that the Loan forgiveness application was approved and the Loan, including all accrued interest thereon, was paid in full by the SBA. The forgiveness of the Loan will be recognized in other income in the Company’s financial results for the three months ended September 30, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: September 29, 2021	BY:	/s/ Roger A. Kuebel
Roger A. Kuebel
Chief Financial Officer